EXHIBIT 2
                        TECHNOLOGY ACQUISITION AGREEMENT


     THIS TECHNOLOGY ACQUISITION AGREEMENT, made and entered into as of this 11th day of January, 2001, by and between Aluminum-Power Inc., a corporation duly organized under the laws of the Province of Ontario, Canada, and having its principal place of business at 87 Scollard Street, Toronto, Ontario, M5R 1G4, Canada (hereinafter referred to as the "Seller" or "Licensor") and Trimol Group Inc., a corporation duly organized under the laws of the State of Delaware and subject to the reporting requirements imposed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and having its principal place of business at 1285 Avenue of the Americas, 35th Floor, New York, New York 10019 (hereinafter referred to as the "Purchaser" or, the "Licensee").

                              W I T N E S S E T H :

     WHEREAS, Seller desires to sell and/or license certain of its technology pursuant to the terms and conditions hereof; and,

     WHEREAS, Purchaser desires to purchase such technology in accordance with the terms and provisions hereof.

     NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereto agree as follows:

1.   PURCHASE AND SALE

     1.1  Transfer of Seller's Technology

     Subject to the terms and conditions of this Agreement, Purchaser, in reliance upon Seller's warranties and representations herein made, shall purchase and/or acquire from Seller, and Seller shall transfer and convey to the Purchaser, certain patent applications listed on Schedule "B" and certain licenses listed on Schedule "A", including all current know-how and proprietary information specifically relating thereto and all Improvements (as hereinafter defined) thereto.

     "Improvements" shall mean mechanical improvements and modifications only and, without limiting the foregoing, shall not include any metallurgical, chemical or compositional improvements or modifications.

     All technology of Seller to be transferred to the Purchaser pursuant hereto, being the proprietary rights listed on Schedule "B" and the contract rights listed on Schedule "A", are sometimes collectively referred to as the "Seller's Technology".

     The Purchaser acknowledges receiving copies of the patent applications referred to in Schedules "A" and "B".

     1.2  Excluded Technology

     It is understood by the parties that the Seller's Technology being sold and transferred hereunder specifically excludes certain technology which is more specifically defined and described in the Schedule of Excluded Technology, Schedule C, attached hereto and made a part hereof (hereinafter collectively referred to as the "Excluded Technology").

     1.3  Encumbrances

     The sale and transfer of Seller's Technology shall, at the time of Closing, be free and clear of all obligations, security interests, liens, infringements, claims and encumbrances whatsoever, except to the extent expressly included in the Schedule of Encumbrances, Schedule D, attached hereto and made a part hereof.

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     1.4  Purchase Price

     In consideration for the sale of the Seller's Technology to Purchaser, Purchaser shall pay Seller as follows:

          (a) Eighty-eight million (88,000,000) shares of Purchaser's common stock, $0.01 par value, which shall be duly authorized, validly issued, fully paid and non-assessable (hereinafter referred to as the "Purchaser Stock");

          (b) Shares representing one hundred percent (100%) of the membership interests of Jolly limited liability company (hereinafter referred to as "Jolly"), a Wyoming Limited Liability Company, which shall be duly authorized, validly issued, fully paid and non-assessable (hereinafter referred to as the "Jolly Stock");

          (c) All of the issued and outstanding corporate shares of Paul Garnier Limited (hereinafter referred to as "Garnier"), a company limited by shares incorporated under the laws of Ireland, which shall be duly authorized, validly issued, fully paid and non-assessable (hereinafter referred to as the "Garnier Stock"); and,

          (d) An amount of corporate shares of Sturge Limited (hereinafter referred to as "Sturge"), a company limited by shares incorporated under the laws of Ireland, equal to fifty percent (50%) of the total amount of issued and outstanding corporate shares of Sturge which shall be duly authorized, validly issued, fully paid and non-assessable (hereinafter referred to as the "Sturge Stock").

     1.5  Reduction of Purchase Price Following the Closing.

     Subsequent to the Closing and in the event of the denial or rejection of a material claim in the Patent Application by the United States Patent and Trademark Office, or the issuance by a court of competent jurisdiction of any judgment, order or decree finding invalid or unenforceable any patent claim or claims which provide material protection for the items specifically listed in Schedules A and B, attached hereto and made a part hereof, as being practiced at the time or as expected by Purchaser to be practiced in the future, or in the event of a bona fide dispute between Seller and Purchaser as to the invalidity of any patent not judicially determined to be invalid, or in the event that the protection of the Patent Rights is insufficient to prevent competitors from making and selling devices substantially identical to those listed in Schedules A and B, the parties agree to meet forthwith and negotiate in good faith to resolve:

          (a) Whether and to what extent such invalidity or unenforceability adversely affects material protection for the items listed in Schedule A and B taking into consideration the protection afforded by other Patent Rights; and, if so,

          (b) A reduction in and cancellation of the amount of shares of Purchaser's stock, as agreed to by Purchaser and Seller.

     1.6  Closing

     The "Closing" means the settlement of the obligations of Seller and Purchaser to each other under this Agreement, including the payment of the purchase price to Seller as provided in Paragraph 1.4 above and the satisfactory fulfillment of the condition precedents provided for in Paragraph 7 hereof. The Closing shall be held at the offices of Spitzer & Feldman, P.C., 405 Park Avenue, 6th Floor, New York, New York 10022 on or about February 16, 2001 (the "Closing Date").

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     1.7  Access and Information

     Seller shall give to Purchaser, Purchaser's accountants, technical personnel, counsel and other representatives access, during normal business hours, from the date hereof to Closing, books, records, contracts and commitments of Seller (including Contract Rights) and shall furnish the Purchaser, during such period, with information concerning Seller's Technology as the Purchaser may reasonably request. Such information shall be subject to the provisions of Paragraph 8.15.

     1.8  Conduct of Business

     Seller warrants and represents, and covenants and agrees with Purchaser that, pending completion of the Closing, unless otherwise agreed upon in writing by the Purchaser:

          (a) Seller shall not sell, license, contract, commit or otherwise encumber Seller's Technology, other than in the ordinary course of business;

          (b) Seller shall not amend, modify or terminate any agreement to which it is a party and which in any way relates to Seller's Technology, other than in the ordinary course of business; and,

          (c) Seller and its officers and employees shall use their best efforts to preserve the business organization, Contract Rights, Patent Rights and Proprietary Rights in good order; and to preserve for the Purchaser the goodwill of those having any business relationship with Seller which relates to Seller's Technology or any portion thereof.


2.   COVENANTS, WARRANTIES AND REPRESENTATIONS OF SELLER

     Seller warrants and represents to Purchaser as follows:

     2.1  Corporate Organization

     Seller is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario and has full power and authority to carry on its current business and to own, use and sell its assets and properties, including Seller's Technology.


     2.2  Corporate Authority

     The execution and delivery of this Agreement to Purchaser and the carrying out of the provisions hereof have been duly authorized by the Board of Directors of Seller and authorized by Seller's shareholders, and at Closing, Seller shall furnish Purchaser duly certified copies of the authorizing resolutions of Seller's Board of Directors and its shareholders.

     2.3  Noninfringement

     Seller represents and warrants that the Proprietary Rights, in whole or in part, do not infringe any patents, copyrights, trade secrets, trademarks or other proprietary rights of any third parties and, Seller represents and warrants that no consents, approvals, authorizations, rights or licenses are required from third parties to exercise any rights with respect to Seller's Technology or any portion thereof.

     2.4  Proprietary Rights

     The Proprietary Rights are in full force and effect and there are no liens, claims, encumbrances, proceedings or causes of actions which in any way affect the validity or enforceability of such Proprietary Rights.

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     2.5  Contracts, Licenses, Permits and Approvals

          (a)  Seller  has  no  presently   existing  contracts  or  commitments
               extending beyond the execution date hereof which in any way relate to Seller's Technology.

          (b) Seller agrees to promptly update Purchaser of any changes in status, prior to Closing, of the Paragraph 2.5 representations.

     2.6  Compliance

     Neither the execution and delivery of this Agreement, nor any instrument or agreement to be delivered by Seller to the Purchaser at the Closing pursuant to this Agreement, nor the compliance with the terms and provisions thereof by Seller, will result in the breach of any applicable statute or regulation, or any administrative or court order or decree, nor will such compliance conflict with, or result in the breach of any of the terms, conditions or provisions of the Articles of Incorporation and By-laws (or similar governing documents) of Seller, as amended, or any agreement or other instrument to which Seller is a party, or by which Seller is or may be bound, or constitute an event of default or default thereunder, or with the lapse of time or the giving of notice or both constitute an event of default thereunder.

     2.7  Litigation

     There is no suit or action, or legal, administrative, arbitration or other proceeding or governmental investigation affecting Seller's Technology pending, or to the best knowledge and belief of Seller, threatened against Seller which materially or adversely affects Seller's technology or the business of Seller relating to Seller's Technology. Seller further warrants and represents that there is no outstanding judgment, decree or order against Seller which affects Seller or Seller's Technology in any way.

     2.8  Effect of Agreement

     The terms and conditions of this Agreement and all other instruments and agreements to be delivered by Seller to Purchaser pursuant to the terms and conditions of this Agreement are valid, binding and enforceable against Seller in accordance with their terms, subject only to applicable bankruptcy, moratorium and other laws generally affecting the rights and remedies of creditors.

     2.9  Good Title

     Notwithstanding the terms of Paragraph 8.11 herein, the representations contained herein shall remain in effect from the Closing Date through the period of time in which the items listed on Schedules A or B are afforded proprietary (patent) protection by the United States Patent and Trademark Office, plus six
(6) years:

     (a) Seller has and shall transfer to Purchaser at Closing good and marketable title to Seller's Technology, free and clear of any and all claims, rights, security interests, encumbrances or liens. Seller is the owner of all rights to Seller's technology, including all common law, statutory and other rights therein, free and clear of any rights or claims or licenses of others, and has not entered into any agreements or contracts authorizing others to use the Seller's technology and Seller has not requested any person or entity to cease or modify any activity or product or to take out a license for such activity or product by reason of past, present or prospective infringement of any Patent Rights.

     (b) There is no pending or threatened litigation related in any way to the validity, use or enforceability of any of the Patent Rights, and all of the right, title and interest in and to the items listed in Schedules A and B acquired by Purchaser under this Agreement are free and clear of all claims, liens, encumbrances or other claims of creditors of Seller.

     (c) At Closing, Seller will have conveyed to Purchaser good and clear title to the items listed in Schedule A and B, and Seller represents and warrants that the items listed in Schedules A and B are free and clear of all claims, liens and encumbrances.

     (d) Seller has not and will not enter into any agreement or other obligation which in any way limits or would limit the rights of Purchaser to the items listed in Schedules A and B.

     (e) All orders of which Seller is aware as of the date hereof regarding possible sale, lease, or license of the items listed in Schedules A and B have been disclosed to Purchaser in writing.

     (f) There are no complaints, data or other communications evidencing a material defect or problem in the items specifically listed in Schedules A and B with respect to the design, manufacturability, operation, yields, production efficiencies, reliability, customer acceptance, governmental acceptance or approval has been provided to Purchaser.

     2.10 Prosecution of Patent Applications.

     Seller covenants and agrees, at its own cost, to provide reasonable assistance to Purchaser in the prosecution of all pending United States Patent Applications (and foreign counter-parts thereof) and foreign patent applications and also any applications with respect to inventions relating to the items listed in Schedules A and B and invented prior to the date hereof. Seller shall not have the obligation to appeal any final determination of the Patent Examiner except to the extent set forth below. Seller agrees to provide Purchaser with a copy of every office action, amendment and other communication to or from Seller with respect to such applications and Seller further agrees to provide Purchaser with reasonable prior notice in writing of all material decisions and elections of Seller with respect to such applications.

     Seller agrees to provide reasonable assistance to Purchaser to prosecute, through appeal, to the Patent Office Board of Appeals and the Court of Customs and Patents Appeals (or alternatively, the United States District Court, as may be appropriate under the circumstances), all continuing applications finally rejected by the Patent Examiner, including rejected claims reasonably believed by the Patent Examiner, including rejected claims reasonably believed by Purchaser to be allowable and which would provide material protection for the items listed in Schedules A and B as being practiced at the time or as expected by Purchaser to be practiced in the future.

     2.11 Representations and Warranties

     No representation or warranty by Seller in this Agreement or any document provided hereunder contains or will contain any untrue statement or omissions, or will omit to state any material fact necessary to make the statements contained herein or therein not misleading. All representations and warranties made by Seller in this Agreement and any document provided hereunder shall be true and correct as of the date of Closing with the same force and effect as if they had been made on and as of such date.

     2.12 Due Performance

     Seller has in all material respects performed all obligations required to be performed by it under, and is not in default in any material respect under, or in violation in any material respect of, its Articles of Incorporation and By-laws (or similar governing documents), as amended, or any agreement, lease, mortgage, note, bond, indenture, license or other document or undertaking, oral or written, to which it is a party or by which it is bound, or by which it or any of its properties, assets or technology may be materially affected. Seller is not in violation or default in any material respect of any order, regulation, injunction or decree of any court, administrative agency or governmental body. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby will not result in any of the violations or defaults referred to in this paragraph.

     2.13 Restricted Stock

     Seller acknowledges and understands that none of the Purchaser Stock issued or transferred to Seller hereunder shall, at the time of Closing, be registered under federal securities laws but, rather, shall be issued pursuant to an exemption therefrom and be considered "restricted stock" within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

     Seller further acknowledges and understands that:

          (a) The certificates representing the Purchaser Stock shall bear a legend worded substantially as follows:

               The securities represented by this certificate have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

          (b) The transfer agent of Purchaser shall annotate its records to reflect the restrictions on transfer embodied in the legend set forth above.

          (c) There shall be no requirement that Purchaser register the Purchaser Stock under the Act.

     2.14 Seller's Acknowledgment of Purchaser's Disclaimer

     Seller hereby acknowledges that the Purchaser has disclaimed any and all representations and warranties, either express or implied, concerning the financial conditions of the assets represented by the capital shares of the Jolly Stock, Garnier Stock and Sturge Stock.


3.   COVENANTS, WARRANTIES AND REPRESENTATIONS OF PURCHASER

     Purchaser warrants and represents to Seller as follows:

     3.1  Corporate Organization

     Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is subject to the reporting requirements imposed pursuant to Section 12(g) of the Exchange Act, and has full power and authority to carry on its current business and to purchase, own, use and sell its assets and properties.

     3.2  Corporate Authority

     The execution and delivery of this Agreement to Seller and the carrying out of the provisions hereof have been duly authorized by the Board of Directors of Purchaser and authorized by a majority of the Purchaser's shareholders, and at Closing, Purchaser shall furnish Seller duly certified copies of the authorizing resolutions of Purchaser's Board of Directors and Consents of its shareholders.

     3.3  Capitalization

     The authorized capital stock of the Purchaser immediately prior to Closing will consist of 130,000,000 shares, of which 12,039,000 shares of its $.01 par value common stock are issued and outstanding as of the date hereof. After giving effect to the issuance of its shares, as provided herein, the Purchaser shall have 100,039,000 shares of its $.01 par value common stock issued and outstanding. Additionally, all securities issued by Purchaser as of the date of this Agreement have been issued in compliance with all applicable state and federal laws.

     3.4  Binding Nature

     This Agreement shall be, when duly executed and delivered, a legal and binding obligation of Purchaser, enforceable in accordance with its terms.

     3.5  Warranties and Representations

     No representation or warranty by Purchaser in this Agreement contains or will contain any untrue statement or omission, or will omit to state a material fact necessary to make the statements contained herein not misleading. All representations and warranties made by Purchaser in this Agreement shall be true and correct as of the date of Closing with the same force and effect as if they had been made on and as of such date.

     3.6  Compliance with Securities Laws

     Neither Purchaser nor any officer, director, affiliate, or controlling person of Purchaser has committed any violation, or been in any way in contravention, of any law, rule or regulation governing transactions in securities, in connection with the transactions herein.


                                        8


     3.7  Inspection and Value

     Purchaser has formed its own opinion as to the value of Seller's Technology being purchased hereunder. Seller's warranties include only such express written warranties as are contained in this Agreement. Any other express warranty, oral or written, not contained in this Agreement are of no force and effect. Seller hereby disclaims all implied warranties, including without limitation, implied warranties of merchantability and implied warranties of fitness for special or ordinary uses or purposes. Purchaser has inspected Seller's Technology to the full extent of Purchaser's desire, and Seller has given Purchaser ample opportunity to conduct such inspections. Seller's Technology, except as expressly warranted or represented herein, are purchased "As Is" and "With All Faults."

     3.8  Litigation

     There are no pending, or to the best knowledge and belief of the Purchaser, threatened actions or proceedings before any court or administrative agency or other authority which might or will materially or adversely affect Purchaser's ability or right to perform all of Purchaser's obligations hereunder.

     3.9  Conduct of the Business

     Purchaser covenants that pending the Closing:

          (a) Except as otherwise described herein, or as may be necessary to effect the transactions contemplated by this Agreement, no change will be made in Purchaser's Certificate of Incorporation or bylaws and no change will be made in Purchaser's issued shares of stock, as set forth in Paragraph 3.3 above, other than such changes as may be first approved in writing by Seller or pursuant to exercise of outstanding options or warrants.

          (b) No dividends shall be declared and no stock options shall be granted.

          (c) Purchaser shall not sell any of its assets without the express written consent of the Seller.

          (d) Purchaser will use reasonable efforts to ensure that the business of Sturge, Jolly, Garnier, and their respective subsidiaries, will be conducted only in the ordinary course, in a manner consistent with past practice, and that there will not be any damage, destruction or loss (whether or not covered by insurance) with respect to Sturge, Jolly, Garnier, and their respective subsidiaries.

     3.10 SEC Filings

     As of the date of this Agreement, Purchaser has accurately and timely filed with the Securities and Exchange Commission ("SEC") all registration statements, financial statements, applications, reports, schedules, forms, proxy statements and all other instruments, documents and written information (collectively, the "SEC Filings") required to be filed by Purchaser under the Act, and the Exchange Act. At the date hereof, none of the SEC Filings contains or, on the Closing Date, will contain any untrue statement of a material fact or omits or, on the Closing Date, will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances in which they were made or shall have been made, not misleading.

     3.11 Ownership of Sturge, Jolly and Garnier Stock

     Purchaser is the owner of the Sturge Stock, Jolly Stock and Garnier Stock, free and clear of all liens, mortgages, pledges, encumbrances, or charges, whether disclosed or undisclosed.

     3.12 Issuance of  Purchaser  Stock;  Transfer of Sturge,  Jolly and Garnier
          Stock

          (a) The issuance of the Purchaser Stock shall be made free and clear of all liens, mortgages, pledges, encumbrances, or charges, whether disclosed or undisclosed, except as the Seller shall have otherwise agreed in writing.

          (b) The Sturge Stock, Jolly Stock and Garnier Stock shall be transferred and conveyed to Seller free and clear of all liens, mortgages, pledges, encumbrances, or charges, whether disclosed or undisclosed, except as Purchaser and Seller shall have otherwise agreed in writing.


4.   LIABILITIES

     4.1  No Assumption of Liabilities

          (a) Seller acknowledges that Purchaser is acquiring Seller's Technology hereunder without any assumption of Seller's liabilities, except to the extent expressly set forth in Schedule of Contract Rights, Schedule A hereto.

          (b) Seller will indemnify and hold Purchaser harmless from and against any and all claims for products, service, and professional liability against Seller arising out of sales of products or services or grants of licenses rendered by Seller prior to Closing.


5.   CONDITIONS PRECEDENT

     5.1  Conditions Precedent to Seller's Obligations

     The obligations of Seller to complete the Closing hereunder are, at Seller's option, subject to fulfillment by Purchaser, or otherwise, of each of the following conditions:

          (a) Purchaser's representations, warranties and covenants contained in this Agreement shall be true at the time of Closing as though such representations, warranties and covenants were made at such time.

          (b) Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with prior to or at the Closing.

          (c) Purchaser covenants that it has complied in all material respects with all applicable laws, orders and regulations of federal, state, municipal and/or other governments and/or any instrumentality thereof, domestic or foreign, applicable to its assets, to the business conducted by it and to the transactions contemplated by this Agreement.

          (d) All press releases, shareholder communications, SEC Filings and other publicity generated by Purchaser regarding the transactions contemplated by this Agreement, or indirectly related to this Agreement, shall have been reviewed by the Seller before their release to the public or any governmental agency.

          (e) Purchaser shall have obtained authorization by its Board of Directors and authorization by a majority of it's shareholders for the execution and delivery of this Agreement.


     5.2  Conditions Precedent to Purchaser's Obligations

     The obligations of Purchaser to complete the Closing hereunder are, at Purchaser's option, subject to fulfillment by Seller, or otherwise, of each of the following conditions:

          (a) All representations and warranties of Seller contained in this Agreement shall be true at the Closing with the same effect as if said representations and warranties had been made on and as of Closing, except and to the extent otherwise specifically provided by the terms and conditions of this Agreement.

          (b) Seller shall have performed and complied with all agreements, terms and conditions required by this Agreement to be performed and complied with by Seller on or before the Closing.

          (c) Seller shall have delivered to Purchaser such other instruments and documents as Purchaser shall reasonably request for the purpose of further perfecting the title of Purchaser in Seller's Technology.

          (d) Seller shall have delivered to Purchaser an Investment Letter substantially similar to the Form of Investment Letter attached hereto as Exhibit A.

          (e)  Seller  shall  have  obtained   authorization  by  its  Board  of
               Directors and authorization by a majority of it's shareholders for the execution and delivery of this Agreement.

     5.4  Waivers and Consents

     Promptly following the execution of this Agreement, Seller shall use its best efforts to obtain such written waivers and consents as may be required, or reasonably requested by Purchaser, in connection with the sale and assignment of Seller's Technology by Seller to Purchaser in accordance with the terms of this Agreement.


6.   CONDITIONS SUBSEQUENT

     6.1  Seller's Condition Subsequent

     As soon as practicable, but in no event later than fifty (50) days from the Closing Date, Seller shall provide Purchaser with audited financial statements of the Seller for each fiscal year from the date of Seller's inception up to, and including, the fiscal year ended 2000, and a signed opinion from Seller's independent auditors certifying such financial statements (the "Seller's Audited Financial Statement").

     Compliance of providing Seller's Audited Financial Statements on a timely basis shall constitute a condition subsequent to the obligations of Purchaser under this Agreement and in the event of the failure of such condition subsequent, then, the transactions contemplated in this Agreement may be rescinded, and all assets and shares of Common Stock advanced by Purchaser to Seller, and all assets conveyed to Purchaser from Seller, shall be returned within 30 days after such rescission.

     This condition subsequent to the transactions contemplated in this Agreement, the covenants to be performed prior to the Closing, and all representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement, shall survive the Closing and continue until Purchaser receives the Seller's Audited Financial Statements.


7.   CLOSING OBLIGATIONS

     7.1  Seller's obligations at Closing

     At the Closing, Seller shall execute and deliver to Purchaser:

          (a) A bill of sale, assignments, and such other instruments, and documents of conveyance and transfer to Purchaser of Seller's Technology.

          (b) Appropriate original instruments of consent or waiver executed by third parties with respect to all Contract Rights being transferred to Purchaser hereunder in order more fully to effect transfer of Seller's Technology hereunder, including, without limitation, consents by all appropriate governmental agencies, if any.

          (c) Possession of the originals of all Seller's Technology and all copies thereof; it being understood and agreed that none of Seller's Technology, or any portion thereof, shall remain in the possession or control of Seller after the Closing.

          (d) True and complete copies of resolutions duly adopted by Seller's Board of Directors and a majority of the shareholders entitled to vote herein confirming this Agreement, authorizing the carrying out of all transactions contemplated herein and the execution and delivery by Seller of all instruments then or thereafter required to do so; said resolutions to be duly certified by the Secretary of Seller.

          (e) Such other instruments and documents as may be elsewhere herein required.

          (f) A certificate signed by the President and an authorized officer of Seller, dated as of the Closing Date, certifying that all of Seller's representations and warranties set forth in this Agreement continue to be true on the Closing Date as if originally made on such date, except and to the extent otherwise expressly provided or permitted in this Agreement.

          (g) An Investment Letter, executed by Seller, substantially similar to the Form of Investment Letter attached hereto as Exhibit A.

          (h) A form of licensing agreement (the "Licensing Agreement") between Seller and Purchaser for the exclusive global license described herein.

          (i) Seller shall provide Purchaser with a letter representing to Purchaser that the respective Ontario Bulk Sales Law does not apply to this transaction.

     7.2  Seller's Further Assurance

     From time to time, at Purchaser's request and expense, whether at or after the Closing and without further consideration, Seller shall:

          (a)  Execute  and  deliver  to  Purchaser  such   instruments  as  may
               reasonably be required to carry out the intent and purpose of this Agreement.

          (b) Deliver to Purchaser such other data, papers and information as may reasonably be requested by the Purchaser to assist the Purchaser in the use of Seller's Technology.

     7.3  Purchaser's Obligations at Closing

     At Closing, Purchaser shall execute and deliver to Seller:

          (a) The payments provided for herein in a form of stock certificates, stock power and such other instruments and documents as may be necessary and required herein.

          (b) True and complete copies of resolutions duly adopted by Purchaser's Board of Directors and the majority of shareholders entitled to vote hereon confirming this Agreement, authorizing the carrying out of all transactions contemplated herein and the execution and delivery by Purchaser of all instruments then or thereafter required to do so; said resolutions to be duly certified by an authorized officer of Purchaser.

          (c) A certificate signed by the President and an authorized officer of the Purchaser, dated the date of Closing, certifying that all of representations and warranties set forth in this Agreement continue to be true on the Closing Date as if originally made on such date, except and to the extent otherwise expressly provided or permitted in this Agreement.

          (d) Appropriate instruments assuming obligations of Seller in the Contract Rights, Patent Rights and Proprietary Rights.

          (e) Purchaser shall provide Seller with a letter representing to Seller that the bulk transfer provisions of the Uniform Commercial Code, then in effect in Delaware, does not apply to this transaction.

     7.4  Purchaser's Further Assurance

     From time to time, at Seller's request and expense, whether at or after the Closing and without further consideration, Purchaser shall:

          (a) Execute and deliver to Seller such instruments as may reasonably be required to carry out the intent and purpose of this Agreement.


8.   MISCELLANEOUS

     8.1  Brokerage

     Each party hereto represents and warrants to the other that no broker or finder is entitled to any commission, or similar fee, in connection with the making and carrying out of this Agreement.

     8.2  Sales Taxes

          (a) Any sales taxes which may be payable in connection with the transfer of any of Seller's Technology shall be borne solely by Purchaser. Notwithstanding the terms of Paragraph 8.11 herein, this provision shall remain in effect for five (5) years following the closing.

          (b) If any sales tax becomes payable at or subsequent to the Closing in connection with the transfer of any of the shares hereunder, Purchaser shall pay the same. Notwithstanding the terms of Paragraph 8.11 herein, this provision shall remain in effect for five (5) years following the closing.

     8.3  Indemnification

          (a) Seller covenants and agrees to defend, indemnify, and hold Purchaser harmless against any loss, damage, claim of third parties, actions, suits, demands, judgments, or expense (including legal and other fees, costs and charges) incurred or sustained by Purchaser as a result of or attributable, in whole or in part, to any misrepresentation or breach of any representation, warranty, covenant, or agreement herein (including, without limitation, provisions on applicable bulk transfer laws) given or made by Seller.

          (b) Purchaser covenants and agrees to defend, indemnify, and hold Seller harmless against any loss, damage, claim of third parties, actions, suits, demands, judgments, or expenses (including legal and other fees, costs and charges) incurred or sustained by Seller as a result of or attributable, in while or in part, to any misrepresentation or breach of any representation, warranty, covenant, or agreement herein (including, without limitation, provisions with respect to applicable bulk transfer sales laws and Purchaser's representations of compliance with securities laws, rules and regulations) given or made by Purchaser.

     8.4  Effectiveness

     This Agreement supersedes any and all agreements, if any, previously made between the parties relating to the subject matter hereof; and there are no understandings or agreements other than those included herein.

     8.5  Notices and Communications

     Any notice, payment, request, instruction, or other document to be delivered hereunder shall be deemed sufficiently given if in writing and delivered personally, mailed by certified mail, postage prepaid, or by any nationally-recognized overnight mail or courier services, if to Purchaser addressed to Purchaser at the address first set forth above, with one copy to:

                             Spitzer & Feldman, P.C.
                                 405 Park Avenue
                               New York, NY 10022
                       Attention: Steven A. Sanders, Esq.
                      Attention: Laurence D. Paredes, Esq.

and if addressed to Seller, addressed to Seller at the address first set forth above, with one copy to:

                          Barry A. Spiegel, LL.M., Q.C.
                           390 Bay Street, Suite 1202
                            Toronto, Ontario, M5H 2Y2
                                     Canada
                           Attention: Barry A. Spiegel

unless in each case Purchaser or Seller shall have notified the other in writing of a different address.

     8.6  Non-waiver

     No delay or failure on the part of either party in exercising any right hereunder, and no partial or single exercise thereof, will constitute a waiver of such right or of any other right hereunder.

     8.7  Headings

     Headings in this Agreement are for convenience only and are not to be used for interpreting or construing any provision hereof

     8.8  Governing Law

     This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to conflict of law principals.

     8.9  Counterparts

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     8.10 Binding Nature

     The provisions of this Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns.

     8.11 Survival of Representations and Warranties

     Except as otherwise expressly provided in this Agreement or the Schedules annexed hereto, the representations and warranties of Purchaser and Seller contained in Article 2 and 3 herein, shall survive the Closing for two years. Each party against whom liability is asserted under the provisions of this Agreement shall be given the opportunity to participate, directly or through its authorized representative, at its cost and expense, in the conduct of any negotiations relating to the settlements of any liability or any other proceeding instituted by any third party against either Seller or Purchaser, as the case may be, giving rise to the alleged breach.

     8.12 Expenses

     Except as otherwise expressly provided herein, each party shall pay all of its own expenses incidental to the negotiation and preparation of the documentation and financial statements relating to this Agreement and for entering into and carrying out the terms and conditions of this Agreement and consummating the transactions, irrespective of whether the transactions contemplated shall be consummated.

     8.13 Payment of Taxes

     All fees, costs, charges, and expenses payable to any federal, state, or municipal authority, including without limitation all filing fees, documentary stamps and transfer, sales and other taxes required to be paid, or imposed in connection with the transfer of any of Seller's Technology or of any of the shares hereunder, pursuant to the terms of this Agreement shall be paid by the Purchaser and said representation shall remain in effect for five (5) years following the Closing.

     8.14 Amendment; Successors and Assigns

     This Agreement may be amended only by an instrument signed by the authorized representatives of the parties hereto. Neither party may assign any of its rights, obligations, or liabilities arising hereunder without the prior written consent of the other, except as otherwise provided herein, and any such assignment or attempted assignment shall be null and void.

     8.15 Confidentiality

     Prior to the Closing of the transactions contemplated hereunder, the parties hereto shall keep confidential the existence of this Agreement, the transactions described herein and all information obtained from the other concerning Seller's Technology or the business plans of the Purchaser; provided, however, the covenants contained in this Paragraph 8.15 shall not apply in respect to any information which:

          (a) was already known to either of the parties at the time of receipt thereof from the other,

          (b) was readily available to the general public at the time of receipt thereof from the other,

          (c) subsequently becomes known to the general public through no fault or omission on the part of the party receiving such information,

          (d) is subsequently disclosed by a third party which has the bona fide right to make such disclosure, or

          (e) is required to be disclosed by applicable law, including but not limited to federal securities laws, regulation or court order.

     8.16 Third Party Beneficiaries

     Except for their proper successors and assigns of the parties hereto, the parties hereto intend that no third party shall have any rights or claims by reason of this Agreement.

     8.17 Facsimile Signatures

     In order to expedite the execution of this Agreement, the parties hereto agree that either party may send its signature by facsimile transmission to the other party hereto and that, upon transmission, such signing party intends to be bound by the terms and conditions of this Agreement. Both the Seller and the Purchaser further acknowledge and agree that any signature obtained by facsimile transmission shall be relied upon by the other party hereto and waive any and all defenses to the enforcement of this Agreement based upon the form of the signature.

     8.18 Counterparts

     This Agreement may be signed in two counterparts, provided that each party receives a copy fully signed by the other party.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in their respective corporate names by their respective Presidents duly authorized by resolution of their respective Boards of Directors, on the day and year first above written.


SELLER:

ALUMINUM-POWER INC.

                                               ATTEST:
By: /s/ Stephen Maislin
----------------------------                   /s/ Barry A. Spiegel
Name: Stephen Maislin                          --------------------------------
Title: President                               Barry A. Spiegel, Secretary

PURCHASER:

TRIMOL GROUP INC.

                                               ATTEST:
By: /s/ Alex Gordin
----------------------------                   /s/ Gary Shokin
Name: Alex Gordin                              --------------------------------
Title: President                               Gary Shokin, Assistant Secretary